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                                  ARIS CORPORATION


                      Proxy For Special Meeting of Shareholders
                                  [        ]

                    SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Kendall W. Kunz and Fred Schapelhouman, and each or both of them, proxies, with full power of substitution to vote all shares of stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Aris Corporation, to be held on
[     ] at 10:00[nb]p.m. at Aris Corporation Headquarters, 2229 112th Avenue
NE, Bellevue, Washington and at any adjournment thereof, upon matters set forth in the Notice of Special Meeting of Shareholders and Proxy
Statement/Prospectus dated [     ], a copy of which has been received by the
undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS DESCRIBED IN ITEM 1.

    Please mark your votes as indicated in this example. / X /

       1. TO APPROVE AND ADOPT THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER BY AND AMONG ARIS CORPORATION, CIBER,[nb]INC. AND ARSENAL ACQUISITION CORPORATION.

           FOR / / AGAINST / / ABSTAIN / /

                            Date: July ____, 2001

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                            Signature(s) of Shareholder(s)



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                            Print Name(s)

                            (If signing as attorney, executor, trustee or guardian, please give your full title as such. If shares are held jointly, each holder should sign.)

                            / / Check this box if you plan on attending the Annual Meeting of Shareholders in person.